UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2021 (September 28, 2021)

MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-06890	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MKTY	The Nasdaq Stock Market LLC

9.0 Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	MKTYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Preferred Offering Over-Allotment Option Closing

As previously disclosed, on August 23, 2021, Mechanical Technology, Incorporated (the “Company”) issued and sold pursuant to a firm commitment public offering (the “Offering”) 720,000 shares of the Company’s 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, with a $25.00 liquidation preference per share (the “Series A Preferred Stock”). In connection with the Offering, the underwriter was provided with a 45-day option and right to purchase up to an additional 108,000 shares of Series A Preferred Stock (the “Option Shares”), on the same terms as the securities sold in the Offering, including the public offering price of $25.00 per share (the “Over-Allotment Option”).

On September 28, 2021, the Company issued and sold to the underwriter 86,585 Option Shares, pursuant to its partial exercise of the Over-Allotment Option, resulting in additional aggregate gross proceeds of approximately $2.16 million, less applicable underwriter discounts and estimated offering expenses. The Company expects the initial dividend with respect to the Option Shares, along with the regular monthly dividend on the Series A Preferred Stock, will be paid on or about October 31, 2021, including for the period from issuance through September 30, 2021, if and when declared by the Board of Directors to holders of record of Series A Preferred Stock as of a record date to be determined by the Board of Directors.

On September 28, 2021, the Company issued a press release announcing the closing of the issuance and sale of the Option Shares, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Mary O’Reilly as Chief People Officer

On September 29, 2021, EcoChain Inc. (“EcoChain”), a wholly-owned subsidiary of the Company, announced the appointment of Mary O’Reilly as Chief People Officer.

Ms. O’Reilly has spent the last 20 years in operations and organizational development roles helping build startups and transform large media organizations. Ms. O’Reilly holds a B.A. degree in Psychology from Antioch University and is pursuing her M.A. in Industrial-Organizational Psychology at Harvard University.

On September 29, 2021, the Company issued a press release announcing the appointment of Ms. O’Reilly as Chief People Officer, a copy of which is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

This Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company's intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company's future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by its management. These statements are not guaranties of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks that may be included in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release of Mechanical Technology, Incorporated dated September 28, 2021.

99.2*	Press Release of the Mechanical Technology, Incorporated, dated September 29, 2021

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2021	MECHANICAL TECHNOLOGY, INCORPORATED

	By:	/s/ Jessica L. Thomas
Name: Jessica L. Thomas Title: Chief Financial Officer